UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2023

PepperLime Health Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40915	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

548 Market Street, Suite 97425 San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

(415) 263-9939

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	PEPLU	The Nasdaq Stock Market LLC

Class A ordinary shares	PEPL	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PEPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2023, PepperLime Health Acquisition Corporation (the “Company”) issued an unsecured promissory note in the aggregate principal amount up to $300,000 (the “Note”) to PepperOne LLC, the Company’s sponsor (the “Sponsor”). Pursuant to the Note, the Sponsor agreed to loan to the Company an aggregate amount up to $300,000 payable promptly after the date on which the Company consummates a business combination. In the event that the Company does not consummate a business combination, the Note will be terminated. Such Note is convertible into the Company’s ordinary shares prior to or concurrently with the closing of a business combination, at the price of $10.00 per share at the option of the Sponsor. The Note does not bear interest.

The Company intends to use such funds to make extension payments and for working capital purposes.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet. Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2023, the Board of Directors of the Company approved a monthly payment of $25,000 for the Company’s Chief Financial Officer, Eran Pilovsky, with the first payment taking place on October 19, 2023. The payment was approved for the shorter of six months or until the Company’s dissolution.

Item 8.01 Other Events.

On October 18, 2023, the Company entered into an agreement with the Sponsor and a member of the Sponsor, pursuant to which the member agreed to make a capital contribution to the Sponsor $300,000, which the Sponsor is obligated to loan to the Company, in exchange for the Sponsor transferring Company shares of common stock owned by the Sponsor to the member at the closing of the business combination. The loan may not bear interest, will be repayable at the closing of a business combination and will be convertible into shares of the Company’s ordinary shares at a price per share of $10.00. The Company intends to use such funds to make extension payments and for working capital purposes.

Item 9.01 Exhibits.

10.1	Promissory Note, dated October 18, 2023, issued to the Sponsor.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties, and assumptions that are difficult to predict. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology. The forward-looking statements made herein are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, its limited operating history, competitive factors in the Company’s and Force’s industry and market, and other general economic conditions. The forward-looking statements made herein are based on the Company’s current expectations, assumptions, and projections, which could be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the Company’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent Quarterly Report on Form 10-Q. The Company’s SEC filings are available publicly on the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepperLime Health Acquisition Corporation

Dated: October 23, 2023	By:	/s/ Ramzi Haidamus
		Name:	Ramzi Haidamus
		Title:	Chief Executive Officer